Exhibit 99.1

Altaba Announces Liquidating Distribution of $8.33 Per Share

NEW YORK, October 26, 2020—(BUSINESS WIRE)—Altaba Inc. (“Altaba” or the “Fund”) today announced that on October 23, 2020 the Board of Directors (the “Board”) of the Fund approved a liquidating distribution of $8.33 per share of the Fund’s common stock, par value $0.001 per share, or $4,327,529,678.78 in the aggregate (the “Liquidating Distribution”), which will be paid on November 2, 2020 to stockholders of record as of the October 4, 2019 date of dissolution of the Fund (or, as applicable, their permitted transferees by bequest, intestacy or operation of law).

As previously announced, at a special meeting of stockholders held on June 27, 2019, stockholders of the Fund approved a Plan of Complete Liquidation and Dissolution (the “Plan”), pursuant to which the Fund filed a certificate of dissolution with the Secretary of State of the State of Delaware and dissolved on October 4, 2019.

On May 28, 2020, as part of the Fund’s court-supervised wind-up proceedings pursuant to Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) pending before the Court of Chancery of the State of Delaware (the “Chancery Court”), the Fund filed a verified petition for determinations pursuant to Section 280 of the DGCL. On August 20, 2020, the Fund filed with the Chancery Court a Motion for an Interim Order Approving Interim Holdbacks and Permitting Certain Distributions to Stockholders (the “Interim Order”) to receive authorization to make a cash distribution of all of the Fund’s assets in excess of the aggregate security amount required to be retained by the Fund pending adjudication of the amount of security reasonably likely to provide sufficient compensation for any claims that remain in dispute. The Chancery Court entered the Interim Order with some modifications on October 19, 2020. On October 23, 2020, the Board declared the Liquidating Distribution, which represents a distribution of substantially all of the Fund’s assets in excess of the aggregate security amount required to be retained by the Fund pending adjudication of any remaining disputed claims.

Further information regarding the amount and timing of any subsequent liquidating distributions to stockholders will be provided in subsequent press releases or filings with the SEC as such information becomes available.

About Altaba

Altaba is an independent, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund’s assets primarily consist of a mix of cash and cash equivalents.

Prior to June 16, 2017, Altaba was known as “Yahoo! Inc.” Altaba was created from Yahoo! Inc. after the sale of its operating businesses, at which time Yahoo! Inc. reorganized as an investment company, was renamed Altaba Inc., and began trading under the Nasdaq ticker symbol AABA.

Visit www.altaba.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements concerning the Fund’s liquidation and dissolution pursuant to the Plan. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of liquidating distributions; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; and the incurrence by the Fund of expenses relating to the liquidation and dissolution. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section “Risk Factors” in the proxy statement we filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2019, as supplemented on June 7, 2019, and the certified shareholder report of registered management investment companies we filed with the SEC on August 25, 2020. Please carefully consider these factors, as well as other information contained in the Proxy Statement, and in the Fund’s periodic reports and documents filed with the SEC. The forward-looking statements included in this document are made only as of the date hereof.

The Fund does not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements and projections in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.